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                                                                 Exhibit 10.1(h)


        CREDIT     FIRST
        SUISSE     BOSTON                             CREDIT SUISSE FIRST BOSTON
                                                      Eleven Madison Avenue
                                                      New York, NY 10010-3629



To:      Lenders to Hexcel Corporation

From:    Credit Suisse First Boston, as Administrative Agent

Date:    January 15, 1999

Re:      Hexcel Issuance of High Yield Debt

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                  Reference is made to the First Amendment, dated as of December
31, 1998 (the "AMENDMENT"), to the Second Amended and Restated Credit Agreement, dated as of September 15, 1998, among Hexcel Corporation (the "COMPANY") and the Foreign Borrowers from time to time party thereto, the banks and other financial institutions from time to time parties thereto (the "LENDERS"), Citibank, N.A., as Documentation Agent, and Credit Suisse First Boston, as Administrative Agent. Terms defined in the Credit Agreement shall have their defined meanings when used herein.

                  In subsection 2.1 of the Amendment, the Lenders consented, on certain terms and conditions, to the Company's issuance of Subordinated Indebtedness having gross cash proceeds of at least $250,000,000. Today the Company has priced $240,000,000 of such Subordinated Indebtedness, and asks your consent to the decreased amount of such issuance and, notwithstanding the provisions of subsection 10.5(g) of the Credit Agreement, the application of the net proceeds of such issuance FIRST, to pay fees and expenses related to the issuance of the Subordinated Indebtedness, SECOND, to prepay ratably $227,500,000 of the Tranche A Loans and Tranche B Loans outstanding under the Credit Agreement, and THIRD, any balance remaining to be retained by the Company.

                  The Company has also requested that we consent to their amending the Subordinated Ciba Notes Indenture to allow for this Subordinated Indebtedness.

                  Please show your consent to the foregoing by signing below for your institution and returning this signed memo by facsimile to Richard Carey of Credit Suisse First Boston (fax: 212/325-8228) NO LATER THAN 5:00 P.M. TODAY. Thank you for your prompt attention.


CONSENTED TO BY:

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(institution)

By:
   -----------------------------------
     Name:
     Title: